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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                 Date of Report
                       (Date of earliest event reported):
                                 October 5, 1999
                                (October 2, 1999)


                       CLEAR CHANNEL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

            Texas                       1-9645                   74-1787536
(State or other jurisdiction    (Commission File Number)       (IRS Employer
       incorporation)                                        Identification No.)

200 Concord Plaza, Suite 600
    San Antonio, Texas                                                   78216
  (Address of principal                                               (Zip Code)
    executive offices)

       Registrant's telephone number, including area code: (210) 822-2828


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ITEM 5. OTHER EVENTS.

         On October 2, 1999, Clear Channel Communications, Inc., a Texas corporation (the "Company"), AMFM Inc., a Delaware corporation ("AMFM"), and CCU Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Sub will be merged (the "Merger") with and into AMFM, with AMFM surviving the Merger and continuing its operations as a wholly-owned subsidiary of the Company. The Merger will be a tax-free, stock-for-stock transaction.

Upon the terms and subject to the conditions set forth in the Merger Agreement, upon consummation of the Merger, each share of AMFM common stock will be converted into the right to receive .94 shares of the Company's common stock.

         A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement.

         On October 4, 1999, the Company and AMFM issued a joint press release announcing the Merger Agreement, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

         Consummation of the Merger is subject to numerous conditions, including the receipt of all regulatory approvals and stockholder approvals by both companies' shareholders.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

             4.1 Agreement and Plan of Merger dated October 2, 1999, among Clear Channel Communications, Inc., AMFM, Inc., and CCU Merger Sub, Inc.

            99.1           Press Release of Clear Channel Communications, Inc.
                           and AMFM Inc. issued October 4, 1999.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Clear Channel Communications, Inc.

Date:  October 5, 1999                        By: /s/ HERBERT W. HILL, JR.
                                                 -------------------------------
                                                 Herbert W. Hill, Jr.
                                                 Senior Vice President and
                                                 Chief Reporting Officer


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                                INDEX TO EXHIBITS


   4.1 Agreement and Plan of Merger dated October 2, 1999, among Clear Channel Communications, Inc., AMFM, Inc., and CCU Merger Sub, Inc.

  99.1 Press Release of Clear Channel Communications, Inc. and AMFM Inc. issued October 4, 1999.